EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in Post-Effective Amendment No. 2 to the Registration Statement (Form S-3 No. 333-68019) of Marvel Enterprises, Inc. (formerly Toy Biz, Inc.) and in the related Prospectus of our report dated February 21, 2003, with respect to the consolidated financial statements and schedules of Marvel Enterprises, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2002.


/s/ Ernst & Young LLP

New York, New York
March 18, 2003